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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                               ------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)
                               ------------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

                                   13-5160382
                      (I.R.S. employer identification no.)

                    48 WALL STREET, NEW YORK, NEW YORK 10286

               (Address of principal executive offices) (Zip Code)
                               -------------------

                              THE BANK OF NEW YORK
                             10161 CENTURION PARKWAY
                           JACKSONVILLE, FLORIDA 32256
                             ATTN: MR. DEREK KETTEL
                                 (904) 998-4716
            (Name, address and telephone number of agent for service)
                              --------------------

                              DELTA AIR LINES, INC.
               (Exact name of obligor as specified in its charter)

DELAWARE                                         58-0218548
(State or other jurisdiction of                  (IRS employer
 incorporation or organization)                  identification no.)

                              DELTA AIR LINES, INC.
                    HARTSFIELD ATLANTA INTERNATIONAL AIRPORT
                             ATLANTA, GEORGIA 30320
                                 (404) 715-2600
          (Address and telephone number of principal executive offices)
                              --------------------

   DEBT SECURITIES, PASS THROUGH CERTIFICATES AND EQUIPMENT TRUST CERTIFICATES
                       (Title of the indenture securities)


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1.       General Information.

         Furnish the following information as to the trustee--

                  Name and address of each examining or supervising authority to which it is subject.

                  SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK
                  2 RECTOR STREET
                  NEW YORK, N.Y. 10006, AND ALBANY, N.Y. 12203

                  FEDERAL RESERVE BANK OF NEW YORK
                  33 LIBERTY PLAZA
                  NEW YORK, N.Y. 10045

                  FEDERAL DEPOSIT INSURANCE CORPORATION
                  WASHINGTON, D.C. 20429

                  NEW YORK CLEARING HOUSE ASSOCIATION
                  NEW YORK, N.Y.

                  Whether it is authorized to exercise corporate trust powers.

                  YES.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         NONE. (SEE NOTE ON PAGE 4.)

3-15     Not Applicable

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

         (1) A copy of the Organization Certificate of the Bank of New York (formerly Irving Trust Company) as now in effect,


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         which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit
         1 to Form T-1 filed with Registration Statement No. 33-29637.)

         (4) A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         (6) The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration No. 33-44051.)

         (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said
Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


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                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of Delta Air Lines, Inc. Debt Securities, Pass Through Certificates and Equipment Trust Certificates, The Bank of New York hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                             THE BANK OF NEW YORK


                                             By: /S/ Derek Kettel
                                                 -------------------------------
                                                 Derek Kettel, Agent


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                                    SIGNATURE

         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 11th day of July, 2001.

                                             THE BANK OF NEW YORK


                                             By: /S/ Derek Kettel
                                                 -------------------------------
                                                 Derek Kettel, Agent


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                             EXHIBIT 7 TO FORM T-1

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                     of 48 Wall Street, New York, N.Y. 10286

         And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                     Dollar Amounts
                                                                                      in Thousands
                                                                                     --------------
ASSETS

Cash and balances due from
         depository institutions:
         Noninterest-bearing balances
           and currency and coin .............................................        $  2,811,275
         Interest-bearing balances ...........................................           3,133,222
Securities:
         Held-to-maturity securities .........................................             147,185
         Available-for-sale securities .......................................           5,403,923
Federal funds sold and securities
         purchased under agreements to resell ................................           3,378,526
Loans and lease financing receivables:
         Loans and leases held for sale ......................................              74,702
         Loans and leases,
           net of unearned income ............................................          37,471,621
         LESS: Allowance for loan and
           lease losses ......................................................             599,061
         Loans and leases, net of unearned
           income and allowance and reserve ..................................          36,872,560
Assets held in trading accounts ..............................................          11,757,036
Premises and fixed assets (including
         capitalized leases) .................................................             768,795
Other real estate owned ......................................................               1,078
Investments in unconsolidated
         subsidiaries and associated
         companies ...........................................................             193,126
Customers' liability to this bank
         on acceptances outstanding ..........................................             592,118
Intangible assets ............................................................           1,422,438
Other assets .................................................................           3,676,375
                                                                                      ------------
Total assets .................................................................        $ 70,232,359
                                                                                      ============


LIABILITIES

Deposits:
         In domestic offices .................................................        $ 25,982,242
         Noninterest-bearing .................................................          10,586,346


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
         Interest-bearing ....................................................          15,395,896
         In foreign offices, Edge and
           Agreement subsidiaries, and IBFs ..................................          24,862,377
         Noninterest-bearing .................................................             373,085
         Interest-bearing ....................................................          24,489,292
Federal  funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
         Federal funds purchased .............................................           1,446,874
Trading liabilities ..........................................................           2,373,361
Other borrowed money:
         (includes mortgage indebtedness
         and obligations under capitalized
         leases) .............................................................           1,381,512
Bank's liability on acceptances
           executed and outstanding ..........................................             592,804
Subordinated notes and debentures ............................................           1,646,000
Other liabilities ............................................................           5,373,065
                                                                                      ------------
Total liabilities ............................................................          63,658,235
                                                                                      ============

EQUITY CAPITAL

Common stock .................................................................           1,135,284
Surplus ......................................................................           1,008,773
Retained earnings ............................................................           4,426,033
Accumulated other comprehensive
         income ..............................................................               4,034
Other equity capital components ..............................................                   0
                                                                                      ------------
Total equity capital .........................................................           6,574,124
                                                                                      ------------
Total liabilities and equity capital .........................................        $ 70,232,359
                                                                                      ============

         I, Thomas J. Masiro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Masiro

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

         Thomas A. Renyi   )
         Gerald L. Hassell )        Directors
         Allen R. Griffith )